Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE
dated as of June 21, 2016
between
FORESTAR (USA) REAL ESTATE GROUP INC.,
THE GUARANTORS NAMED HERETO
and
U.S. BANK NATIONAL ASSOCIATION,
as Trustee
to the
INDENTURE
dated as of May 12, 2014
between
FORESTAR (USA) REAL ESTATE GROUP INC.,
THE GUARANTORS NAMED THEREIN
and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

8.500% SENIOR SECURED NOTES DUE 2022
THIS FIRST SUPPLEMENTAL INDENTURE (the “First Supplemental Indenture”), dated as of June 21, 2016, among Forestar (USA) Real Estate Group Inc., a Delaware corporation (the “Company”), Forestar Group Inc., a Delaware corporation and the parent of the Company (the “Parent”), each of the subsidiary guarantors of the Company listed on Schedule I hereto (the “Subsidiary Guarantors” and, together with Parent, the “Guarantors”) and U.S. Bank National Association (the “Trustee”), under the Indenture referred to below.
W I T N E S S E T H :
WHEREAS, the Company has heretofore executed and delivered an indenture dated as of May 12, 2014 (the “Indenture”), between the Company, each of the Guarantors and the Trustee, pursuant to which the Company has issued its 8.500% Senior Secured Notes due 2022 (the “Notes”) and the Guarantors have provided guarantees (the Notes together with the guarantees, the “Securities”);
WHEREAS, Section 9.02 of the Indenture provides that, subject to certain conditions, the Company, the Guarantors and the Trustee may amend the Indenture or the Securities with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding;
WHEREAS, Section 9.02 of the Indenture further provides that, subject to certain conditions, the Company, the Guarantors and the Trustee may amend the Indenture or any Security Document to effect the release of all or substantially all of the Collateral from the Liens securing the Notes with the consent of the Holders of at least 66 ⅔% in aggregate principal amount of the Notes then outstanding;
WHEREAS, the Company and each of the Guarantors are undertaking to execute and deliver this First Supplemental Indenture to amend certain terms and covenants in the Indenture in connection with the Offer to Purchase and Consent Solicitation Statement of the Company, dated as of May 23, 2016, and any amendments, modifications or supplements thereto (the “Tender Offer and Solicitation”); and
WHEREAS, the Board of Directors of the Company and the Boards of Directors, Boards of Managers or Partners of the Guarantors have authorized and approved the execution and delivery of this First Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
ARTICLE I
CAPITALIZED TERMS
Section 1.01    Amendments to the Indenture. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.
ARTICLE II
AMENDMENTS AND WAIVERS
Section 2.01    Amendments to the Indenture. Effective at the time of payment or deposit with DTC (the “Payment Date”) of an amount of money sufficient to pay for all Notes validly tendered and accepted pursuant to the Tender Offer and Solicitation (and the receipt of consents of the Holders representing at least 66 ⅔% of the outstanding Notes) and to pay all early tender premiums required under the Tender Offer and Solicitation:

(i)
The Indenture is hereby amended to delete Section 4.03 (Reports), Section 4.07 (Restricted Payments), Section 4.08 (Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries), Section 4.09 (Incurrence of Indebtedness and Issuance of Preferred Stock), Section 4.10 (Asset Sales), Section 4.11 (Transactions with Affiliates), Section 4.12 (Liens), Section 4.15 (Offer to Repurchase Upon a Change of Control), Section 4.16 (Additional Note Guarantees), Section 4.17 (Designation of Restricted and Unrestricted Subsidiaries), Section 4.18 (Payment for Consent), and clauses (3) and (4) of Section 5.01 (Mergers, Consolidation or Sale of Assets);

(ii)
The failure to comply with the terms of any of the Sections of the Indenture set forth in clause (i) above shall no longer constitute a Default or an Event of Default under the Indenture and shall no longer have any other consequence under the Indenture;

(iii)
The Indenture is hereby amended to delete clauses (4), (5), (6), (7) and (8) of Section 6.01 (Events of Default) in their entirety and all references thereto contained in Section 6.01 and elsewhere in the Indenture in their entirety, and the occurrence of the events described in (4), (5), (6), (7) and (8) of Section 6.01 shall no longer constitute Events of Default;

(iv)	All definitions set forth in Section 1.01 of the Indenture that relate to defined terms used solely in sections deleted by this First Supplemental Indenture are hereby deleted in their entirety; and

(v)	All references to Sections 5.01 and 6.01 of the Indenture shall mean Sections 5.01 and 6.01 as amended by this First Supplemental Indenture.
ARTICLE III
RELEASE OF SUBSIDIARY GUARANTEES AND COLLATERAL
Section 3.01    Release of Guarantees and Collateral. Upon the operative date of this First Supplemental Indenture in accordance with Section 2.01 hereof, (i) each of the Guarantors shall be fully and unconditionally released from its Guarantee, (ii) all collateral securing any such Guarantee shall be fully and unconditionally released without any further action on behalf of the Holders, the Company or any Guarantor (and notwithstanding any other consent that may be required under any Security Document), (iii) the Holders consent to an amendment to any of the Security Documents to evidence the foregoing and (iv) the Notes will no longer constitute a Parity Lien Obligation.
ARTICLE IV
MISCELLANEOUS
Section 4.01    Ratification of Indenture; First Supplemental Indenture Part of Indenture.

(i)
Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Securities heretofore or hereafter authenticated and delivered shall be bound hereby. In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this First Supplemental Indenture, then the terms and conditions of this First Supplemental Indenture shall prevail.

(ii)
The Notes include certain of the foregoing provisions from the Indenture. Upon the operative date of this First Supplemental Indenture, such provisions from the Notes shall be deemed deleted or amended as applicable.

(iii)
Notwithstanding an earlier execution date, the provisions of this Supplemental Indenture shall not become operative until the time and date upon which the Company pays the Purchase Price or Total Consideration (as such terms are defined in the Offer to Purchase and Consent Solicitation Statement), as applicable, to all Holders who have validly delivered and not validly revoked consents pursuant to the terms of the Offer to Purchase and Consent Solicitation Statement.

Section 4.02    Governing Law.
THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
Section 4.03    Trustee Makes No Representation.
The recitals contained herein are those of the Company and the Guarantors and not the Trustee, and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this First Supplemental Indenture.
Section 4.04    Counterparts.
The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 4.05    Effect of Headings.
The section headings herein are for convenience only and shall not effect the construction thereof.
IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.
FORESTAR GROUP INC.

By:    /s/ Charles D. Jehl
Name:    Charles D. Jehl
Title:    Chief Financial Officer and
Treasurer

FORESTAR (USA) REAL ESTATE GROUP INC.

By:    /s/ Charles D. Jehl
Name:    Charles D. Jehl
Title:    Chief Financial Officer and
Treasurer

FORESTAR MINERALS, LP
FORESTAR OIL & GAS LLC
FORESTAR REALTY INC.
FORESTAR HOTEL HOLDING COMPANY INC.
CAPITOL OF TEXAS INSURANCE GROUP INC.
FORESTAR CAPITAL INC.
FORESTAR MINERALS GP LLC
JOHNSTON FARMS LLC
SAN JACINTO I LLC
SUSTAINABLE WATER RESOURCES LLC
SWR HOLDINGS LLC
STONEY CREEK PROPERTIES LLC
FORCO REAL ESTATE INC.
FORESTAR PETROLEUM CORPORATION
SECO ENERGY CORPORATION
UNITED OIL CORPORATION
FORESTAR MOUNTAIN INVESTMENTS LLC

By:    /s/ Charles D. Jehl
Name:    Charles D. Jehl
Title:    Chief Financial Officer and
Treasurer

FORESTAR MINERALS HOLDINGS LLC

By:    /s/ Michael Quinley
Name:    Michael Quinley
Title:    President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:    /s/ Mauri J. Cowen
Name:    Mauri J. Cowen
Title:    Vice President

SCHEDULE I
SUBSIDIARY GUARANTORS

Capitol of Texas Insurance Group Inc.
Forestar Hotel Holding Company Inc.
Forestar Realty Inc.
Forestar Oil & Gas LLC
SWR Holdings LLC
Sustainable Water Resources LLC
Johnstown Farms LLC
San Jacinto I LLC
Forestar Petroleum Corporation
Forestar Minerals, LP
Forestar Mountain Investments LLC
Forestar Capital Inc.
Forestar Minerals GP LLC
Stoney Creek Properties LLC
Forco Real Estate Inc.
Seco Energy Corporation
United Oil Corporation
Forestar Minerals Holdings LLC